Exhibit 5.1

June 12, 2015

Gulfport Energy Corporation

14313 North May Avenue, Suite 100

Oklahoma City, Oklahoma 73134

Re:	Gulfport Energy Corporation

Registration Statement on Form S-3

File No. 333-192113

Ladies and Gentlemen:

We have acted as counsel to Gulfport Energy Corporation, a Delaware corporation (the “Company”), in connection with the registration, pursuant to a Registration Statement on Form S-3/ASR (File No. 333-192113) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the offering and sale by the Company of 11,500,000 shares (including 1,500,000 shares subject to the Underwriters’ (as defined below) option to purchase additional shares) (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the terms of an underwriting agreement, dated June 10, 2015, by and between the Company and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein (the “Underwriters”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that, upon sale and delivery, the certificates for the Shares will conform to the specimen thereof filed as an exhibit to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar for the Common Stock or, if uncertificated, valid book-entry notations for the issuance of the Shares in uncertificated form will have been duly made in the share register of the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

1700 Pacific Avenue, Suite 4100 | Dallas, Texas 75201-4675 | 214.969.2800 | fax: 214.969.4343 | akingump.com

Gulfport Energy Corporation

June 12, 2015

The opinion and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware. As used herein, the term “General Corporation Law of the State of Delaware” includes the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such law.

B.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K filed by the Company with the Commission on or about the date hereof, to the incorporation by reference of this opinion letter into the Registration Statement and to the use of our name in the Prospectus dated November 6, 2013, Preliminary Prospectus Supplement dated June 9, 2015 and the Prospectus Supplement dated June 10, 2015, forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN GUMP STRAUSS HAUER & FELD, LLP

AKIN GUMP STRAUSS HAUER & FELD, LLP